PRELIMINARY AND CONFIDENTIAL – FOR DISCUSSION PURPOSES ONLY
Exhibit 99.2

Non-GAAP Reconciliation to Adj. EBITDA & Adj. EBITDAR (2023 to LTM Q1 2025)

Non-GAAP Adjustments

$ mm	2023	2024	LTM Q1 2025
Net Earnings	$650	$730	$714
Net Interest (Income)	(2)	(15)	(10)
Income Tax Expense	151	148	156
Depreciation and Amortization	182	211	219
EBITDA (Reported)	**$980**	**$1,074**	**$1,079**
EBITDA Adjustments			
(1) Stock-Based Compensation	68	87	90
(2) Legal Matters Adjustment	1	12	13
(3) DC Adjustments	4	14	27
(4) Other Diligence Adjustments	8	9	8
(5) Pre-Acquisition Results	12	–	–
Adjusted EBITDA	**$1,074**	**$1,196**	**$1,218**
Rent Expense (1)	369	413	426
Adjusted EBITDAR	**$1,443**	**$1,609**	**$1,644**

Commentary

1. **Stock-Based Compensation**: represents non-cash component of share-based compensation
2. **Legal Matters Adjustment**: excludes from earnings the Company's legal expenses / income related to legal settlements and unusual IP litigation
3. **DC Adjustments**: Excludes rent expense for under-utilized space and elevated temporary labor expenses at distribution centers
4. **Other Diligence Adjustments**: includes adjustments for implementation of a financial system, acquisition expenses, gains / losses on the disposal of assets, asset impairment, and Board of Director fees
5. **Pre-Acquisition Results**: adds back the reported pre-acquisition earnings of Sports Connection (i.e., prior to its acquisition by Skechers in May 2023)

Source: Public filings and Company data.
(1) Excludes rent expense for under-utilized space.

SKECHERS